UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 19, 2012 (March 15, 2012)

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Teda Building

87 Wing Lok Street, Sheungwan, Hong Kong

People’s Republic of China

(Address of Principal Executive Offices)

852-2543-2290

(Registrant's Telephone Number, Including Area Code)

_____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing.

On September 22, 2011, China Precision Steel, Inc. (the “Company”) reported that it had received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements set forth in Listing Rule 5450(a)(1), and that, pursuant to Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until March 14, 2012, to regain compliance with the minimum bid price requirement.

On March 15, 2012, the Company received a second letter from NASDAQ notifying the Company that it had not regained compliance during the initial 180-day grace period, but that NASDAQ was granting the Company an additional 180-day grace period, or until September 10, 2012, to regain compliance. NASDAQ’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and on the Company’s written notice to NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 8.01 above is incorporated by reference herein. A copy of the Company’s press release regarding the NASDAQ notice, which the Company is furnishing to the Securities and Exchange Commission, is furnished as Exhibit 99.1 and incorporated by reference herein.

The information contained in the exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release, dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2012	CHINA PRECISION STEEL, INC.

By: /s/ Hai Sheng Chen
Hai Sheng Chen
Chief Executive Officer